Power of Attorney

Know all by these presents, that the undersigned
hereby constitutes and appoints each of Steven L.
Keller, Derrek Weaver, Michael Goldstone, Matthew D.
Willcox and Camille Peterson of Rush Enterprises, Inc.
(the "Company"), signing individually, the
undersigned's true and lawful attorney-in-fact to:
(1)    Prepare, execute in the undersigned's name and
on the undersigned's behalf, and submit to the
Securities and Exchange Commission (the "SEC") Form ID
and Forms 3, 4 and 5 (including amendments thereto and
joint filing agreements in connection therewith) in
accordance with Section 16(a) of the Securities
Exchange Act of 1934, as amended (the "Exchange Act")
and the rules thereunder in the undersigned's capacity
as an officer, director or beneficial owner of more
than 10% of a registered class of securities of the
Company;
(2)    Do and perform any and all acts for and on
behalf of the undersigned that may be necessary or
desirable to prepare and execute any such Form ID and
Forms 3, 4 or 5 (including amendments thereto and
joint filing agreements in connection therewith) and
file such forms with the SEC and any stock exchange,
self-regulatory association or any similar authority;
and
(3)    Take any other action of any type whatsoever in
connection with the foregoing that, in the opinion of
such attorney-in-fact, may be of benefit to, in the
best interest of, or legally required of the
undersigned, it being understood that the documents
executed by the attorney-in-fact on behalf of the
undersigned pursuant to this Power of Attorney shall
be in such form and shall contain such terms and
conditions as the attorney-in-fact may approve in the
attorney-in-fact's discretion.
The undersigned hereby grants to each such attorney-
in-fact full power and authority to do and perform any
and every act and thing whatsoever requisite,
necessary, or proper to be done in the exercise of any
of the rights and powers herein granted, as fully to
all intents and purposes as the undersigned might or
could do if personally present, with full power of
substitution or revocation, hereby ratifying and
confirming all that such attorney-in-fact shall
lawfully do or cause to be done by virtue of this
power of attorney and the rights and powers herein
granted.  The undersigned acknowledges that the
foregoing attorneys-in-fact, in serving in such
capacity at the request of the undersigned, are not
assuming (nor is the Company assuming) any of the
undersigned's responsibilities to comply with Section
16 of the Exchange Act.
This Power of Attorney shall remain in full force and
effect until the earliest to occur of (a) the
undersigned is no longer required to file Form ID or
Forms 3, 4 and 5 with respect to the undersigned's
holdings of and transactions in securities issued by
the Company, (b) revocation by the undersigned in a
signed writing delivered to the Company and the
foregoing attorneys-in-fact or (c) as to any attorney-
in-fact individually, until such attorney-in-fact is
no longer employed by the Company.
IN WITNESS WHEREOF, the undersigned has caused this
Power of Attorney to be executed as of this 11th day
of October, 2021.
By: /s/ Troy A. Clarke